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                                  Exhibit 99.1

 Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees
                          (as amended October 21, 1999)



                           UNION PLANTERS CORPORATION
                            1998 STOCK INCENTIVE PLAN
                           FOR OFFICERS AND EMPLOYEES,
                                   AS AMENDED

1. DEFINITIONS. In this Plan, except where the context otherwise indicates, the following definitions apply:

         1.1 "Agreement" means the Notice of Grant of Stock Options and Option Agreement.

         1.2      "Board" means the Board of Directors of the Company.

         1.3 "Change in Control" shall mean the occurrence of any of the following events:

                  1.3.1 The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                           (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection 1.3.1, the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses 1.3.3.3, 1.3.3.2, and 1.3.3.3 of subsection 1.3.3 of this Section; or

                  1.3.2 Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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                  1.3.3    Consummation   of   a   reorganization,   merger   or
                           consolidation or sale or other disposition of all or substantially all of the assets of the Company (a
                           "Business   Combination"),   in  each  case,  unless,
                           following such Business Combination,

                           1.3.3.1 all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                           1.3.3.2 no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                           1.3.3.3 at least a majority of the members of the board of directors of the corporation resulting  from  such  Business  Combination
                                    were members of the  Incumbent  Board at the
                                    time  of  the   execution   of  the  initial
                                    agreement, or of the action of the Board, providing for such Business Combination.

         1.4      "Code" means the Internal Revenue Code of 1986, as amended.

         1.5 "Committee" means the committee referred to in Section 3. Unless otherwise determined by the Board, the Stock Option Committee of the Board shall be the Committee.

         1.6 "Common Stock" means the authorized but unissued common stock, par value $5, of the Company.

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         1.7      "Company" means Union Planters Corporation.

         1.8 "Date of Exercise" means the date on which the Company receives notice pursuant to Section 8 of the exercise of an Option.

         1.9 "Date of Grant" means the date on which an Option is granted or awarded by the action of the Committee.

         1.10 "Disability" shall mean a mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of an Optionee, as determined by the Committee, to substantially perform such Optionee's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

         1.11 "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary.

         1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.13 "Fair Market Value" of a share of Common Stock as of any date means the amount equal to the closing price on such date for a share of Common Stock on the New York Stock Exchange as reported in The Wall Street Journal or, in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported, or, if the Common Stock is not traded on the New York Stock Exchange, then the Fair Market Value of such Common Stock as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

         1.14 "Nonstatutory Stock Option" means an Option which is not an Incentive Stock Option as defined under Section 422 of the Code.

         1.15 "Normal Retirement Age" means retirement at age 60 with at least 20 years of service (i.e., 20 calendar years of employment each with 1000 hours or more of service).

         1.16 "Officer" means any person who is an officer of the Company or any Subsidiary.

         1.17 "Option" means the right to purchase from the Company a specified number of shares of Common Stock, which right shall be designated as a Nonstatutory Stock Option.

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         1.18     "Option Date of Expiration" means the date on which the Option shall expire, which shall be the earliest of the following events:

                  1.18.1 upon termination of the Optionee's employment (at any time) by reason of involuntary termination other than a Termination Due to a Reduction in Workforce;

                  1.18.2 thirty days following (a) a voluntary termination of the Optionee's employment, (b) a termination of employment due to retirement at Normal Retirement Age, or (c) a Termination Due to a Reduction in Workforce; or

                  1.18.3 ninety days after termination of the Optionee's employment by reason of death or disability.

         1.19 "Optionee" means an Employee or Officer to whom an Option has been granted or awarded (as identified in the Agreement).

         1.20 "Option Period" means the term of the Option as established by the Committee and set forth in the Agreement.

         1.21 "Option Price" means the price per share at which an Option may be exercised (as indicated in United States dollar amount per share of Common Stock in the Agreement).

         1.22 "Option Shares" means the shares of Common Stock subject to the Option set forth in the Agreement.

         1.23 "Plan" means the Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees, as amended.

         1.24 "Subsidiary" means a corporation of which at least 50 percent of the total combined voting power of all classes of stock is held by the Company, either directly or through one or more other Subsidiaries.

         1.25 "Termination Due to a Reduction in Workforce" shall mean a termination of the Optionee's employment pursuant to a corporate downsizing or reengineering program approved by the executive management of the Company that occurs subsequent to 180 days from the date of grant.

         1.26 "Voting Stock" shall mean that class (or classes) of common stock of the Company entitled to vote in the election of the Company's directors.

2. PURPOSE. The purpose of the Plan is to provide a means to attract able persons to remain in or to enter the employ of the Company or a Subsidiary and to provide a means whereby the officers and employees can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company.

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3. ADMINISTRATION.  The Plan shall be administered by the Committee, which shall be appointed by the Board and consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Option granted by the Committee which Option is otherwise validly granted under the Plan. The Board shall have the power to fill vacancies on the Committee or to replace members of the Committee with other members of the Board at any time. In addition to any other powers granted to the Committee, it shall have the following powers subject to the express provisions of the Plan:

         3.1 subject to the provisions of Sections 4, 6, 7, and 8, to determine in its sole discretion the Employees and Officers to whom Options shall be granted or awarded under the Plan, the number of shares which shall be subject to each Option, the terms upon which, the times at which, and the periods within which such Options may be acquired and exercised;

         3.2 to grant Options to Employees and Officers selected by the Committee in its sole discretion;

         3.3 to determine all other terms and provisions of each Agreement, which need not be identical;

         3.4      to construe and interpret the Agreements and the Plan;

         3.5 to require, whether or not provided for in the pertinent Agreement, of any person acquiring or exercising an Option, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities and tax laws of the United States or of any state; and

         3.6 to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Any determinations or actions made or taken by the Committee pursuant to this Section shall be binding and final.

4. ELIGIBILITY. Participants in the Plan shall be Officers (except executive officers as designated for proxy statement purposes) and full time or part time Employees in good standing on the date of grant.

5. STOCK SUBJECT TO THE PLAN. There is hereby reserved for issuance upon the exercise of Options granted under the Plan an aggregate of 5,000,000 shares of Common Stock. If an Option granted under the Plan expires or terminates for any reason without having been fully exercised, the unpurchased shares of Common Stock which had been subject to such Option at the time of

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its expiration or termination shall become available for awards by the Committee of other Options under the Plan. The total number of shares of Common Stock available to grant to any one Optionee will not exceed 20% of the total shares available for grant.

6. GRANT OF OPTION. Pursuant to and subject to the terms of this Plan, the Company hereby grants to the Optionee, the Option to purchase from the Company that number of shares identified as the Option Shares in the Agreement, exercisable at the Option Price as provided in the Agreement.

7. OPTION TERMS. Each Option grant shall be evidenced by an Agreement, which shall indicate the Option Price and number of Options subject to the grant and the applicable vesting schedule.

         7.1 TYPE OF OPTION. Each Option grant is intended to be a Nonstatutory Stock Option.

         7.2 OPTION PRICE. The Option Price shall be determined by the Committee and stated in the Agreement. In no event shall the Option Price be less than the greater of the Fair Market Value of the Common Stock determined as of the Date of Grant or the par value of the Common Stock.

         7.3 OPTION PERIOD. Except as provided in Sections 7.4 and 11, the option expiration and vesting periods shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years from the Date of Grant.

         7.4 VESTING IN CERTAIN EVENTS. Notwithstanding any other provision herein to the contrary, in the event of a Change in Control of the Company all Options granted under the Plan shall be fully vested. In the event of death, disability, or Normal Retirement of an Optionee; or the Termination Due a Reduction in Workforce, all Options granted to such Optionee shall be fully vested.

8. EXERCISE OF OPTIONS. An Option shall be exercised by the delivery to the Company of a written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price with respect to the shares for which the Option is exercised. At the time of exercise, all vested Options must be exercised. A partial exercise of vested Options will not be allowed. The Company will make every effort to complete the exercise in a timely manner; however, the Company will be allowed five business days to initiate the transaction and ten business days to complete the transaction. This period will begin on the date of receipt of written notice by the Company's designated option administrators. Until the Committee notifies the Optionee to the contrary, the form attached to the Agreement as Exhibit A shall be used to exercise the Option.

9. PAYMENT OF THE OPTION PRICE. The Optionee, upon exercise of the Option, shall pay the Option Price in United States Dollars.

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10.  NONTRANSFERABILITY.  The Option shall only be assignable or transferable by the Optionee with written consent of the Committee. In the event of the assignment or transfer of the Option, the assignee or transferee shall be subject to the terms and conditions of the Option as evidenced by this Plan which would otherwise apply to the Optionee. The Option shall not be assignable or transferable by such assignee or transferee other than by will or by the laws of descent and distribution, and is exercisable during such individual's lifetime only by such individual.

11. DEATH OF OPTIONEE. Upon the death of an Optionee, any Option held by the Optionee on the date of death may be exercised by the Optionee's estate or by a person who acquires the legal right to exercise such Option by bequest or inheritance or otherwise, provided that such exercise occurs within ninety days following date of death and within the remaining term of the Option. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death.

12. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the minimum required withholding tax requirements (but not more than such minimum). For withholding tax purposes, the shares of Common Stock shall be valued at Fair Market Value as of the date of exercise.

13. CAPITAL ADJUSTMENTS. The number of unexercised Option Shares and the Option Price shall be subject to an equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split, or share combination, and shall be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like, of or by the Company. Any adjustment determined to be appropriate by the Committee pursuant to this
Section 13 shall be conclusive and shall be binding upon the Optionee.

14. TERMINATION OR AMENDMENT. The Board shall have the power to terminate the Plan and to amend it in any respect. Unless required by applicable law or governmental regulations, no termination or amendment of the Plan shall adversely affect the rights or obligations of any Optionee without his consent.

15. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to the Agreement. Except as provided under Section 13, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

16. SUBJECT TO PLAN. Any Option granted under the Plan and the exercise thereof shall be subject to the terms and conditions of the Plan. In addition, any such Option shall be subject to any rules and regulations promulgated by the Committee.

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17. TERM OF THE PLAN.  Unless sooner terminated by the Board pursuant to Section
14, the Plan shall terminate on the date ten years after its adoption by the Board, and no Options may be granted after termination. The termination of the Plan shall not terminate or otherwise affect the validity of any Option outstanding on the date of termination.

18. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

19.      GENERAL PROVISIONS.

         19.1 The establishment of the Plan shall not confer upon any Employee or Officer any legal or equitable right against the Company or the Committee except as expressly provided in the Plan.

         19.2 The Plan does not constitute inducement or consideration for the employment of any Employee or Officer, nor is it a contract between the Company and any Employee or Officer. Participation in the Plan shall not give any Employee or Officer any right to be retained in the employ of the Company. The Company retains the right to hire and discharge any Employee or Officer at any time, with or without cause, as if the Plan had never been adopted.

         19.3 The interests of any Employee or Officer under the Plan are not subject to the claims of creditors and may not in any way be assigned, alienated, or encumbered.

         19.4 The Plan shall be governed, construed, and administered in accordance with the laws of the state of Tennessee.

         19.5 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or
                  (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

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ORIGINAL PLAN APPROVAL: Approved by Salary and Benefits Committee on October 14,
1998; ratified by Board of Directors on October 15, 1998

AMENDED PLAN APPROVAL: Approved by Board of Directors on October 21, 1999, and by the Salary and Benefits Committee on October 26, 1999